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                                                               EXHIBIT 99.6

                       CONSENT OF DIRECTOR NOMINEES

   I hereby consent to the reference to me in the Joint Proxy
Statement/Prospectus constituting a part of the Registration Statement on Form S-4 with which this consent is filed as a person who has been nominated to serve as a director of Santa Fe Snyder Corporation upon consummation of the merger of Santa Fe Energy Resources, Inc. and Snyder Oil Corporation.

Dated: March 17, 1999

                                                 /s/ John C. Snyder
                                          -------------------------------------

                                          Printed Name: John C. Snyder

                                                  /s/ John A. Hill
                                          -------------------------------------

                                          Printed Name: John A. Hill


                                              /s/ Harold R. Logan, Jr.
                                          -------------------------------------

                                          Printed Name: Harold R. Logan, Jr.

                                               /s/ James E. McCormick
                                          -------------------------------------

                                          Printed Name: James E. McCormick

                                                /s/ Edward T. Story
                                          -------------------------------------

                                          Printed Name: Edward T. Story